UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2010
DORAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-031262
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
A. Retention Program
On June 25, 2010, the Board of Directors of Doral Financial Corporation (the “Company”), approved and adopted a retention program for six of the Company’s officers (the “Retention Program”), pursuant to which the Company will: (i) award an aggregate of 3,000,000 shares of the Company’s common stock as restricted stock to such officers; and (ii) grant cash retention bonus awards to such officers. The participants in the Retention Program include four of the Company’s officers who were named executive officers of the Company and listed in the Company’s Summary Compensation Table included in the Company’s definitive proxy statement for its annual meeting of shareholders held on May 12, 2010, consisting of: (a) Glen Wakeman, the Company’s President, Chief Executive Officer and Director; (b) Robert Wahlman, the Company’s Executive Vice President and Chief Financial and Investment Officer; (c) Christopher Poulton, the Company’s Executive Vice President and Chief Business Development Officer; and (d) Enrique R. Ubarri, the Company’s Executive Vice President and General Counsel. The terms of the restricted stock awards and cash bonus awards granted under the Retention Program are described in further detail below.
Restricted Stock Awards
The restricted stock to be awarded under the Retention Program will be issued pursuant to the terms and conditions of the Company’s 2008 Stock Incentive Plan (the “2008 Plan”). The restricted stock will be issued without cost to the recipients, but will vest in installments so long as at the time of vesting the employee has been continuously employed by the Company from the date of grant, as follows: thirty-three percent (33%) will vest twelve (12) calendar months after the grant date, an additional thirty-three percent (33%) will vest twenty-four (24) calendar months after the grant date, and the remaining thirty-three percent (33%) will vest thirty-six (36) calendar months after the grant date. Notwithstanding the foregoing, one hundred percent (100%) of the restricted stock will vest (i) upon the occurrence of a change of control of the Company (as defined in the restricted stock award agreement); (ii) if the Company terminates the employee’s employment without cause (as defined in the restricted stock award agreement) or the employee terminates the employee’s employment for good reason (as defined in the restricted stock award agreement); or (iii) upon such employee’s death. Upon vesting of the shares, the Company will pay the recipient a lump sum gross-up payment equal to the federal, state (including Puerto Rico) and local income taxes imposed on the vested shares and such gross-up payment. In addition, the Company has agreed that if the granting or vesting of the restricted stock would cause the recipient to be subject to excise taxes in connection with a change of control, the Company will pay the recipient an additional lump sum gross-up payment equal to such excise taxes plus the federal, state (including Puerto Rico) and local income taxes imposed on such additional lump sum gross-up payment.
Pursuant to the Retention Program, on June 25, 2010, the Company granted restricted stock awards to certain officers of the Company, including the following named executive officers: Messrs Wakeman, Wahlman, Poulton and Ubarri. The number of shares of restricted stock awarded to each of Messrs Wakeman, Wahlman, Poulton and Ubarri pursuant to the Retention Program are as follows:

Shares of
Name and Title	Restricted Stock
Glen Wakeman, President, Chief Executive Officer and Director	1,000,000
Robert Wahlman, Executive Vice President and Chief Financial and Investment Officer	750,000
Christopher Poulton, Executive Vice President and Chief Business Development Officer	375,000
Enrique Ubarri, Executive Vice President and General Counsel	375,000
The foregoing description of the restricted stock awards granted pursuant to the Retention Program is qualified in its entirety by reference to the form of Restricted Stock Award Agreement under the 2008 Plan, which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.
Cash Retention Bonus Awards
The cash retention bonus awards granted under the Retention Program will be issued pursuant to retention bonus letters issued by the Company to each grantee (each, a “Retention Bonus Letter”). The cash retention bonus awards vary in amount for each grantee and will be paid promptly by the Company to each grantee, net of withholding taxes. However, if a grantee’s employment with the Company is terminated prior to June 25, 2013, the grantee will be required to repay a percentage of the bonus amount, depending upon the date of such employee’s termination, in accordance with the following schedule:

Repayment
Termination Date	Percentage
Before December 25, 2010	100%
From December 25, 2010 and before June 25, 2011	83.4%
From June 25, 2011 and before December 25, 2011	66.8%
From December 25, 2011 and before June 25, 2012	50.2%
From June 25, 2012 and before December 25, 2012	33.6%
From December 25, 2012 and before June 25, 2013	17%
On or After June 25, 2013	0%
Notwithstanding the foregoing, if prior to June 25, 2013, (i) the grantee dies; (ii) there is a change of control of the Company (as defined in the retention bonus letter); or (iii) the grantee’s employment with the Company is terminated by the Company without cause (as defined in the retention bonus letter) or by the grantee for good reason (as defined in the retention bonus letter), then the grantee will not be required to repay any portion of his or her cash retention bonus award.
Pursuant to the Retention Program, effective June 25, 2010, the Company issued Retention Bonus Letters to certain officers of the Company, including the following named executive officers: Messrs Wakeman, Wahlman, Poulton, and Ubarri. The cash retention bonus awards granted to each of Messrs Wakeman, Wahlman, Poulton, and Ubarri pursuant to the Retention Program are as follows:

Name and Title	Bonus Amount
Glen Wakeman, President, Chief Executive Officer and Director	$1,000,000
Robert Wahlman, Executive Vice President and Chief Financial and Investment Officer	$750,000
Christopher Poulton, Executive Vice President and Chief Business Development Officer	$500,000
Enrique Ubarri, Executive Vice President and General Counsel	$500,000
The foregoing description of the cash retention bonus awards issued pursuant to the Retention Program is qualified in its entirety by reference to the form of Retention Bonus Letter, which is filed herewith as Exhibit 10.2 and which is incorporated herein by reference.
B. Amendment to Employment Agreement with Robert Wahlman
On June 25, 2010 the Company and Mr. Robert Wahlman, the Company’s Executive Vice President and Chief Financial and Investment Officer, entered into an Amendment to Employment Agreement, which amends the existing Employment Agreement dated March 16, 2009.
Pursuant to such Amendment, the amount payable to Mr. Wahlman in the event that the Company, during the Employment Period, terminates Mr. Wahlman without Cause or Mr. Wahlman terminates his employment for Good Reason, or if the Company fails to renew or extend the Employment Agreement upon expiration of the two-year employment period, was increased from one (1) time to two (2) times his compensation (salary and bonus) during the preceding year. In the event that upon or within two years following a Change in Control the Company terminates Mr. Wahlman’s employment without Cause or Mr. Wahlman terminates his employment for Good Reason, then Mr. Wahlman shall also be entitled to, among other things, the payment described in the preceding sentence.
In addition, pursuant to such Amendment, the definition of the definition of the term “Change in Control” was amended. A “Change in Control” will be deemed to have taken place if:
(i) any “person” (as such term is used in Section 3(a)(9) and Section 13(d) of the Exchange Act) other than the Company or any employee benefit plan of the Company or any of it subsidiaries, (x) becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of Company securities having more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of the issuance of securities initiated by the Company in the ordinary course of business) (“Voting Securities”) or (y) becomes the “beneficial owner” of the Company of 25% or more of the Voting Securities of the Company and such person has the power to appoint or elect a majority of the member of the Board; or
(ii) persons who, as of the effective date of this Agreement, constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the effective date of this Agreement shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50% of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the holders of all the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the surviving entity (or in the event each entity survives, the ultimate parent entity resulting from such transaction) (the “Surviving Entity”) entitled to vote generally in the election to elect directors of the Surviving Entity after such transaction.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Award under the Doral Financial Corporation 2008 Stock Incentive Plan.
10.2	Form of Retention Bonus Letter.
10.3	Amendment to Employment Agreement between the Company and Robert Wahlman.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: June 25, 2010	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award under the Doral Financial Corporation 2008 Stock Incentive Plan.
10.2	Form of Retention Bonus Letter.
10.3	Amendment to Employment Agreement between the Company and Robert Wahlman.